Exhibit (h)(9)

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is between Massachusetts Mutual Life Insurance Company, a Massachusetts corporation (the “Manager”), and MassMutual Premier Funds, a Massachusetts business trust (the “Trust”), effective as of the 1st day of March, 2010.

WHEREAS, the Trust is an open-end diversified management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, MassMutual Premier Money Market Fund, MassMutual Premier Short-Duration Bond Fund, MassMutual Premier Inflation-Protected and Income Fund, MassMutual Premier Core Bond Fund, MassMutual Premier Diversified Bond Fund, MassMutual Premier International Bond Fund, MassMutual Premier Balanced Fund, MassMutual Premier Enhanced Index Core Equity Fund, MassMutual Premier Main Street Fund, MassMutual Premier Capital Appreciation Fund, MassMutual Premier Discovery Value Fund, MassMutual Premier Main Street Small Cap Fund, MassMutual Premier Small Company Opportunities Fund, MassMutual Premier Global Fund and MassMutual Premier Strategic Emerging Markets Fund (the “Funds”) are each a series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the Commission as such under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust has appointed the Manager as its investment manager for the Funds and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreements;

NOW THEREFORE, the Trust and the Manager hereby agree as follows:

1.	Expense Limitation

The Manager agrees to waive expenses or to cap the fees and expenses of the Funds (other than extraordinary litigation and legal expenses, or other non-recurring or unusual expenses such as, for example, organizational expenses and shareholder meeting expenses), excluding Acquired Fund fees and expenses, through February 28, 2011 at the following amounts. This agreement can only be terminated by mutual consent of the Board of Trustees of the Trust on behalf of the Funds and the Manager.

MassMutual Premier Money Market Fund	Waiver
Class N shares	0.22%
Class A shares	0.22%

MassMutual Premier Short-Duration Bond Fund	Waiver
Class N shares	0.07%
Class A shares	0.07%
Class L shares	0.07%

MassMutual Premier Inflation-Protected and Income Fund	Waiver
Class N shares	0.10%
Class A shares	0.10%

MassMutual Premier Core Bond Fund	Waiver
Class N shares	0.08%
Class A shares	0.08%
Class L shares	0.08%

MassMutual Premier Diversified Bond Fund	Waiver
Class N shares	0.15%
Class A shares	0.15%
Class L shares	0.15%

MassMutual Premier International Bond Fund	Expense Cap
Class N shares	1.50%
Class A shares	1.20%
Class L shares	0.95%
Class Y shares	0.80%
Class S shares	0.75%

MassMutual Premier Balanced Fund	Waiver
Class N shares	0.02%
Class A shares	0.02%
Class L shares	0.02%
Class Y shares	0.02%
Class S shares	0.02%

MassMutual Premier Enhanced Index Core Equity Fund	Expense Cap
Class N shares	1.40%
Class A shares	1.09%
Class L shares	0.84%
Class Y shares	0.69%
Class S shares	0.59%

MassMutual Premier Main Street Fund	Expense Cap
Class N shares	1.46%
Class A shares	1.16%
Class L shares	0.91%
Class Y shares	0.76%
Class S shares	0.71%

MassMutual Premier Capital Appreciation Fund	Expense Cap
Class N shares	1.46%
Class A shares	1.09%
Class L shares	0.97%
Class Y shares	0.82%
Class S shares	0.71%

MassMutual Premier Discovery Value Fund	Expense Cap
Class N shares	1.70%
Class A shares	1.40%
Class L shares	1.15%
Class Y shares	1.00%
Class S shares	0.93%

MassMutual Premier Main Street Small Cap Fund	Expense Cap
Class N shares	1.49%
Class A shares	1.14%
Class L shares	0.89%
Class Y shares	0.79%
Class S shares	0.69%

MassMutual Premier Small Company Opportunities Fund	Expense Cap
Class N shares	1.49%
Class A shares	1.14%
Class L shares	0.89%
Class Y shares	0.79%
Class S shares	0.69%

MassMutual Premier Global Fund	Expense Cap
Class N shares	1.52%
Class A shares	1.43%
Class L shares	1.14%
Class Y shares	1.03%
Class S shares	0.89%

MassMutual Premier Strategic Emerging Markets Fund	Expense Cap
Class N shares	1.95%
Class A shares	1.65%
Class L shares	1.40%
Class Y shares	1.25%
Class S shares	1.15%

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the 26th day of February, 2010.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Eric Wietsma
Eric Wietsma, Senior Vice President

MASSMUTUAL PREMIER FUNDS on behalf of each of the Funds

By:	/s/ Nicholas Palmerino
Nicholas Palmerino, CFO and Treasurer